Exhibit 10.3

May 18, 2026

Totalstone, LLC

Northeast Masonry Distributors, LLC

Totalstone Properties, LLC

1 Red Valley Rd.

Millstone Township, NJ 08510

Attn: Matthew Lipman, Manager

CS Purchase Holdings LLC

Carolina Stone Holdings, LLC

2140 South DuPont Hwy

Camden, DE 19934

Attn: Matthew Lipman, Manager

Carolina Stone Distributors, LLC

10312 Globe Rd.

Morrisville, NC 27560

Attn: Matthew Lipman, Manager

Re:	Waiver Request Under the Fifteenth Amendment to Revolving Credit, Term Loan and Security Agreement

Dear Mr. Lipman:

Reference is made to certain (i) Revolving Credit, Term Loan and Security Agreement (the “Original Loan Agreement”) dated as of December 20, 2017 by and among TotalStone, LLC, a Delaware limited liability company (“TotalStone”) and Beacon Bank & Trust (successor by merger to Berkshire Bank), a Massachusetts chartered trust company (“Lender”), (ii) that certain Fifteenth Amendment to Revolving Credit, Term Loan And Security Agreement (“Fifteenth Amendment”; the Fifteenth Amendment, the Original Loan Agreement and all other amendments to the Original Loan Agreement and subsequent amendments are collectively referred to as the “Loan Agreement”) dated as of December 19, 2025, by and among TotalStone, Northeast Masonry Distributors, LLC (f/k/a NEM Purchaser, LLC), a Delaware limited liability company (“Northeast”), TotalStone Properties, LLC, a Delaware limited liability company (“Properties”), Cs Purchase Holdings LLC, a Delaware limited liability company (“CS Purchase”), Carolina Stone Holdings, LLC, a Delaware limited liability company (“Carolina Holdings”), and Carolina Stone Distributors, LLC, a Delaware limited liability company (“Carolina Distributors,” collectively with CS Purchase, Carolina Holdings (“CSP”, and collectively with TotalStone, Northeast, Properties, CS Purchase, and Carolina Holdings, the “Borrower”), and Lender, and (iii) all Other Documents (as defined in the Loan Agreement) at any time, including without limitation any and all amendments from time to time, executed and/or delivered in connection therewith or related thereto. Each capitalized term herein not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

The Borrower was noncompliant with that certain Cash Flow Coverage Ratio (the “CFSR Covenant”) set forth in Section 6.5(a) of the Fifteenth Amendment for the twelve (12) month trailing period ending March 31, 2026 (the “CFSR Testing Period”). Subject to Lender’s receipt of a $7,000 noncompliance fee from Borrower, the Lender hereby waives Borrower’s compliance with the CFSR Covenant for the CFSR Testing Period.

Except as provided herein, the sending of this letter should not be construed to limit the right of Lender to act without any other or further notice to Borrower in accordance with the terms of the Loan Agreement, the Other Documents or applicable law. Nothing contained herein shall be deemed to be a waiver of any other requirement of Borrower to perform or cause to be performed under the Loan Agreement or Other Documents. Borrower is not entitled to rely upon any oral statements made or reported to be made by or on behalf of Lender in connection with any alleged agreement by Lender to refrain from exercising any of its rights and remedies under the Loan Agreement, the Othe Documents or applicable law.

The Loan Agreement and the Other Documents remain in full force and effect in accordance with their original terms, as the same may have been amended, modified or altered from time to time. The making of any Loans to or on behalf of Borrower under the Loan Agreement from and after the date of this letter shall not be construed to be, and nothing in this letter or any other correspondence or any oral communications among Lender and the Borrower should be construed to be, a waiver, modification or release of any breach or default, whether now existing or hereafter arising, or of any of Lender’s rights and remedies, under the Loan Agreement, the Other Documents, applicable law or in equity. Nothing in this letter shall constitute a course of dealing or a course of conduct.

This waiver is without prejudice, and Lender hereby specifically reserves all of the rights and remedies of Lender.

This waiver shall not limit, impair, or otherwise affect in any manner whatsoever the right of Lender to require Borrower to execute and deliver or cause to be executed and delivered such additional and further agreements, documents, or instruments as provided in the Loan Agreement and Other Documents.

Very truly yours,

BEACON BANK & TRUST

/s/ Ben Garcia
Name: Ben Garcia Title: Senior Vice President